Officer’s Certificate

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC, as Servicer, the undersigned, Ellen D. Miller, as Managing Director and Head of Servicing of Berkeley Point Capital LLC, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in her capacity as an officer and not in her individual capacity, as follows:

1.	A review of the activities of the Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision; and
2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 22nd day of February, 2017.

Berkeley Point Capital LLC

/s/ Ellen D. Miller
Ellen D. Miller
Managing Director, Head of Servicing

Schedule I

Multifamily Pass-Through Certificates, Berkeley Point Capital LLC as Sub-Servicer:

Series 2009-K4

Series 2010-K5

Series 2011-K10

Series 2011-K12

Series 2012-K709

Series 2012-KF01

Series 2013-K24

Series 2013-KF02

Series 2014-KF03

Series 2014-K503

Series 2014-KF06

Series 2015-KF07

Series 2015-KF08

Series 2015-KF09

Series 2015-KF10

Series 2015-KF12

Series 2016-KF13

Series 2016-KF16

Series 2016-KSW1

Series 2016-KF18

Series 2016-KF26

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC as Primary Servicer:

COMM 2014-CCRE17 Mortgage Trust

COMM 2014-CCRE19 Mortgage Trust

GS Mortgage Securities Trust 2014-GC24

COMM 2014-UBS4 Mortgage Trust

COMM 2015-CCRE23 Mortgage Trust

COMM 2015-CCRE27 Mortgage Trust

GS Mortgage Securities Trust 2015-GC30

COMM 2015-HULA

COMM 2015-LC19 Mortgage Trust

COMM 2015-LC21 Mortgage Trust

GS Mortgage Securities Trust 2015-GS1

CCRESG 2016 HEAT Mortgage Trust

Citigroup 2016-C3 Mortgage Trust

CFCRE 2016-C7 Mortgage Trust